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                                                                 EXHIBIT 3.18(g)
                                                                         10-4-96

            ARTICLES OF AMENDMENT
                              OF:

            PHH VEHICLE MANAGEMENT SERVICES (DEUTSCHLAND)
            CORPORATION
            CHANGING ITS NAME TO:
            PHH DEUTSCHLAND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND OCTOBER 4, 1996 AT 11:28 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                              --------------------

    ORGANIZATION AND                RECORDING               SPECIAL
CAPITALIZATION FEE PAID             FEE PAID                FEE PAID

$                               $           20.00      $
----------------------           ----------------       ----------------------

                              --------------------
                                    D1921337

      IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

            PHH GROUP
            SHARON CURLEY
            11333 MCCORMICK ROAD
            HUNT VALLEY                   MD 21031

                                                         071C310690

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                               STATE OF MARYLAND

                                    A 536813

This certifies that this is a true and correct copy of the 2 page [ILLEGIBLE].

[SEAL OF THE STATE DEPARTMENT OF ASSESSMENT AND TAXATION OF MARYLAND]

June 24, 1999

BY: /s/ Darla D. Simms, Custodian

This stamp replaces our previous certification system. Effective:

                    RECORDED IN THE RECORDS OF THE
                    STATE DEPARTMENT OF ASSESSMENT
                    AND TAXATION OF MARYLAND IN LIBER, FOLIO

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

                                                  STATE DEPARTMENT OF ASSESSMENT
                                                           AND TAXATION

                                                       APPROVED FOR RECORD

                                                        10-4-96 at 11:28.m.

                                                             RECEIVED

                                                         96 OCT -4 A11:28

            PHH VEHICLE MANAGEMENT SERVICES (DEUTSCHLAND) CORPORATION

                             ARTICLES OF AMENDMENT

      PHH Vehicle Management Services (Deutschland) Corporation, a Maryland corporation, having its principal office at 11333 McCormick Road, Hunt Valley, Maryland 21031 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

      FIRST: The Charter of the Corporation is hereby amended by striking in its entirety Articles SECOND and by substituting in lieu thereof the following:

      "SECOND: The name of the Corporation is PHH Deutschland Inc."

      SECOND: By written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation duly advised the foregoing amendment and by written informal action unanimously taken by the stockholder of the Corporation in accordance with section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, the stockholder of the Corporation duly approved said amendment.

                                                                        62818041

      IN WITNESS WHEREOF, PHH Vehicle Management Services (Deutschland) Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 1st day of October, 1996, and its Vice President acknowledges that these Articles of Amendment are the act and deed of PHH Vehicle Management Services (Deutschland) Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                                   PHH Vehicle Management Services
                                          (Deutschland) Corporation


By: /s/ Gordon W. Priest, Jr.             By: /s/ Samuel H. Wright
    -------------------------------           -------------------------------
    Gordon W. Priest, Jr.                     Samuel H. Wright
    Assistant Secretary                       Vice President